                                  SUBSIDIARIES


                                                                 Jurisdiction of
Subsidiary                                                        Incorporation
----------                                                        -------------

FROG/Palatka Acquisition Corp.................................      Delaware

Jaxpet/Positech, L.L.C........................................      Florida

Mica Flo II, Inc..............................................      Delaware

Park South Radiation Oncology Center, Ltd.....................      Florida

Radiation Oncology Management Services Corporation............      Delaware

U.S. Cancer Care, Inc. .......................................      Delaware

USCC Acquisition Corp.........................................      Delaware

USCC Florida Acquisition Corporation..........................      Delaware

USCC Healthcare Management Corp...............................      California